UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Pursuant to Amendment # 2, to the Nonexclusive Field of Use License Agreement dated March 29, 1999 (the “License Agreement”), between Eastman Kodak Company (“Kodak”) and eMagin Corporation (the “Company”), the License Agreement was amended to provide that the Company will, subject to the terms of the License Agreement, as amended, grant to Kodak a fully paid-up, irrevocable, exclusive, world-wide license to one of the patents acquired by the Company in OLED technology (the “Licensed Patent”). Additionally, Amendment # 2, provides that in exchange for the Licensed Patent, the License Agreement was amended to provide for a reduction of the royalty payments owed to Kodak by the Company pursuant to the License Agreement.

In connection with the execution of Amendment #2, the holders of all of the Company’s 6% Senior Secured Convertible Notes due 2007-2008, under the Note Purchase Agreement dated July 21, 2006, consented to the release of the Licensed Patent from the collateral being held pursuant to the Security Agreements entered into July 21, 2006 in connection with the sale of the secured notes pursuant to the Note Purchase Agreement.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

10.1	Amendment # 2 to the Nonexclusive Field of Use License Agreement dated March 29, 1999 by and between Eastman Kodak Company, and eMagin Corporation

10.2	Form of Consent of the Holders of the 6% Senior Secured Convertible Note Purchase Agreements dated July 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Date: May 22, 2007	By:	/s/ John Atherly
John Atherly
Chief Financial Officer Principal Accounting Officer